Exhibit (g)(4)
                                                                  --------------

                       SUB-INVESTMENT ADVISORY AGREEMENT

                  This AGREEMENT, dated April 25, 2003, is by and between Advantage Advisers Multi-Sector Fund I, a Delaware business trust (the "Fund"), Advantage Advisers, L.L.C., a Delaware limited liability company (the "Investment Adviser"), and Alkeon Capital Management, LLC, a Delaware limited liability company (the "Sub-Adviser").

                  WHEREAS, the Investment Adviser has agreed to furnish investment advisory services to the Fund, a non-diversified, closed-end management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act");

                  WHEREAS, the Fund has heretofore filed a Registration Statement on Form N-2 with the Securities and Exchange Commission (the "SEC") (as amended or supplemented from time to time, the "Registration Statement") which includes a prospectus (the "Prospectus") and a statement of additional information (the "Statement of Additional Information");

                  WHEREAS, the Investment Adviser and the Fund each wish to retain the Sub-Adviser to provide the Investment Adviser and the Fund with certain sub-advisory services as described below in connection with Investment Adviser's advisory activities on behalf of the Fund;

                  WHEREAS, the investment advisory agreement between the Investment Adviser and the Fund dated April 25, 2003 (such agreement or the most recent successor agreement between such parties relating to advisory services to the Fund is referred to herein as the "Advisory Agreement") contemplates that the Investment Adviser may sub-contract investment advisory services with respect to the Fund to one or more sub-advisers pursuant to one or more sub-investment advisory agreements agreeable to the Fund and approved in accordance with the provisions of the 1940 Act; and

                  WHEREAS, this agreement has been approved in accordance with the provisions of the 1940 Act and the Sub-Adviser is willing to provide such services upon the terms and conditions herein set forth;

                  NOW, THEREFORE, in consideration of the mutual premises and covenants herein contained and other good and valuable consideration, the receipt of which is hereby acknowledged, it is agreed by and between the parties hereto as follows:

                  Section 1. General. The Investment Adviser and the Fund hereby appoint the Sub-Adviser to act as sub-adviser with respect to the technology Separate Investment Account (as defined in the Prospectus) and the Sub-Adviser accepts such appointment and agrees, all as fully set forth herein, to act as a sub-adviser to the Fund with respect to the investment of the technology Separate Investment Account's assets and to supervise and arrange for the day-to-day operations of the technology Separate Investment Account and the purchase of securities for and the sale of securities held in the technology Separate Investment Account.

                  Section 2. Duties and Obligations of the Sub-Adviser with Respect to Investment of Assets of the Fund. Subject to the succeeding provisions of this Section 2 and the oversight and supervision of the Investment Adviser and subject to the direction and control of the Fund's Board of Trustees, the Sub-Adviser shall:

                        (a) act as investment adviser for, and invest and reinvest, the technology Separate Investment Account's assets and, in connection therewith, have complete discretion in purchasing and selling securities and other assets for the technology Separate Investment Account and in voting, exercising consents and exercising all other rights appertaining to such securities and other assets on behalf of the Fund consistent with the investment objective, policies and restrictions of the Fund, subject to the oversight and supervision of the Investment Adviser and to the direction and control of the Fund's Board of Trustees;

                        (b) supervise continuously the investment program of the technology Separate Investment Account and the composition of its investment portfolio;

                        (c) arrange, subject to the provisions of paragraph 4 hereof, for the purchase and sale of securities and other assets held in the technology Separate Investment Account; and

                        (d) provide, or arrange to have provided, investment research to the Fund.

                  Section 3. [Reserved].

                  Section 4. Covenants. In the performance of its duties under this Agreement, the Sub-Adviser shall at all times:

                        (a) Conform to, and act in accordance with, any requirements imposed by: (i) the provisions of the 1940 Act and the Advisers Act, and all applicable Rules and Regulations of the SEC; (ii) any other applicable provisions of law; (iii) the provisions of the Amended and Restated Agreement and Declaration of Trust and By-laws of the Fund, as such documents may be amended from time to time; (iv) the investment strategy and investment policies of the Fund as set forth in the Registration Statement; and (v) any policies and determinations of the Board of Trustees of the Fund as communicated in writing to the Sub-Adviser.

                        (b) Without limiting the generality of paragraph (a) hereof, the Sub-Adviser shall be authorized to open, maintain and close accounts in the name and on behalf of the Fund with brokers and dealers as it determines are appropriate; to select and place orders either directly with the issuer or with any broker or dealer. Subject to the other provisions of this paragraph, in placing orders with brokers and dealers, the Sub-Adviser will seek to obtain the best price and execution, taking into account factors such as price, size of order, difficulty of execution and operational facilities of a brokerage firm, the scope and quality of brokerage services provided, and in the case of transactions effected with unaffiliated brokers, the firm's risk in positioning a block of securities. Consistent with this principle, the Sub-Adviser may place brokerage orders with brokers (including affiliates of the Fund) that provide supplemental research, market and statistical information, including advice as to the value of securities, the advisability of investing in, purchasing or selling securities, and the availability of securities or purchasers or sellers of securities, and furnish analyses and reports concerning issuers, industries, securities, economic factors and trends, portfolio strategy and the performance of accounts. Information and research received from such brokers will be in addition to, and not in lieu of, the services required to be performed by the Investment Adviser hereunder. A commission paid to such brokers may be higher than that which another qualified broker would have charged for effecting the same transaction, provided that the Sub-Adviser determines in good faith that such commission is reasonable in terms either of the transaction or the overall responsibility of the Sub-Adviser to the Fund and its other clients and that the total commissions paid by the Fund will be reasonable in relation to the benefits to the Fund over the long-term. In addition, the Sub-Adviser is authorized to take into account the sale of shares of the Fund in allocating purchase and sale orders for portfolio securities to brokers or dealers (including brokers and dealers that are affiliated with the Sub-Adviser, the Investment Adviser or another of the Fund's sub-advisers); provided that the Sub-Adviser believes that the quality of the transaction and the commission are comparable to what they would be with other qualified firms. In no instance, however, will the Fund's securities be purchased from or sold to the Investment Adviser, or any affiliated person thereof, except to the extent permitted by the SEC or by applicable law.

                        (c) Maintain books and records with respect to the technology Separate Investment Account's securities transactions and will render to the Investment Adviser and the Board of Trustees such periodic and special reports as they may request.

                        (d) Keep the Fund and the Investment Adviser informed of developments materially affecting the technology Separate Investment Account and shall, on its own initiative, furnish to the Fund from time to time whatever information the Sub-Adviser believes appropriate for this purpose. The Sub-Adviser will periodically communicate to the Investment Adviser, at such times as the Investment Adviser may direct, information concerning the purchase and sale of securities for the technology Separate Investment Account, including: (i) the name of the issuer, (ii) the amount of the purchase or sale, (iii) the name of the broker or dealer, if any, through which the purchase or sale is effected, (iv) the CUSIP number of the instrument, if any, and (v) such other information as the Investment Adviser may reasonably require for purposes of fulfilling its obligations to the Fund under the Advisory Agreement.

                        (e) Will treat confidentially and as proprietary information of the Fund all records and other information relative to the Fund, and pertaining to the Fund's prior, current or potential shareholders with respect to their investment in the Fund, in a manner consistent with the Privacy Notification Policy of the Fund set forth in the Registration Statement (as amended or supplemented from time to time) and will not use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by the Fund, which approval shall not be unreasonably withheld and may not be withheld where the Investment Adviser may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Fund.

                        (f) Will do and perform any such further acts and things related to the management of the technology Separate Investment Account or the performance of any other duty, obligation or agreement hereunder as the Investment Adviser may from time to time reasonably request.

                        (g) If any of its affiliates conducts a commercial banking operation, (i) it will maintain a policy and practice of conducting its investment advisory services hereunder independently of said commercial banking operations and (ii) when it makes investment recommendations for the technology Separate Investment Account, its investment advisory personnel will not inquire or take into consideration whether the issuer of securities proposed for purchase or sale for the technology Separate Investment Account are customers of the commercial department of its affiliates.

                  Section 5. Services Not Exclusive. Nothing in this Agreement shall prevent the Sub-Adviser or any member, manager, officer, employee or other affiliate thereof from acting as investment adviser for any other person, firm or corporation, or from engaging in any other lawful activity, and shall not in any way limit or restrict the Sub-Adviser or any of its members, manager, officers, employees or agents from buying, selling or trading any securities for its or their own accounts or for the accounts of others for whom it or they may be acting; provided, however, that the Sub-Adviser will undertake no activities which, in its judgment, will adversely affect the performance of its obligations under this Agreement.

                  Section 6. Books and Records. In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Sub-Adviser hereby agrees that all records which it maintains for the Fund are the property of the Fund and further agrees to surrender promptly to the Fund any such records upon the Fund's request. The Investment Adviser further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by Rule 31a-1 under the 1940 Act.

                  Section 7. Agency Cross Transactions. From time to time, the Sub-Adviser or brokers or dealers affiliated with it may find themselves in a position to buy for certain of their brokerage clients (each an "Account") securities which the Sub-Adviser's investment advisory clients wish to sell, and to sell for certain of their brokerage clients securities which advisory clients wish to buy. Where one of the parties is an advisory client, the Sub-Adviser or the affiliated broker or dealer cannot participate in this type of transaction (known as a cross transaction) on behalf of an advisory client and retain commissions from one or both parties to the transaction without the advisory client's consent. This is because in a situation where the Sub-Adviser is making the investment decision (as opposed to a brokerage client who makes his own investment decisions), and the Sub-Adviser or an affiliate is receiving commissions from both sides of the transaction, there is a potential conflicting division of loyalties and responsibilities on the Sub-Adviser's part regarding the advisory client. The SEC has adopted a rule under the Advisers Act which permits the Sub-Adviser or its affiliates to participate on behalf of an Account in agency cross transactions if the advisory client has given written consent in advance. By execution of this Agreement, the Fund authorizes the Sub-Adviser or its affiliates to participate in agency cross transactions involving an Account. The Fund may revoke its consent at any time by written notice to the Sub-Adviser.

                  Section 8. Expenses. During the term of this Agreement, the Sub-Adviser will bear all costs and expenses of its employees and any overhead incurred in connection with its duties hereunder and shall bear the costs of any salaries or trustees fees of any officers or trustees of the Fund who are affiliated persons (as defined in the 1940 Act) of the Sub-Adviser.

                  Section 9. Compensation of the Investment Adviser. As compensation for all services rendered by the Sub-Adviser hereunder, the Investment Adviser from the "Management Fee" (as defined in the Advisory Agreement) will pay the Sub-Adviser an amount equal to 0.25% of the average daily net assets of the technology Separate Investment Account. Such fee will be due and payable by the Investment Adviser in arrears within ten business days after the receipt thereof from the Fund.

                  Section 10. Indemnity.

                        (a) The Fund hereby agrees to indemnify the Sub-Adviser, and each of the Sub-Adviser's members, managers, officers, employees, agents, associates and controlling persons and the directors, partners, members, officers, employees and agents thereof (including any individual who serves at the Sub-Adviser's request as director, officer, partner, member, trustee or the like of another entity) (each such person being an "Indemnitee") against any liabilities and expenses, including amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and counsel fees (all as provided in accordance with applicable state law) reasonably incurred by such Indemnitee in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, before any court or administrative or investigative body in which such Indemnitee may be or may have been involved as a party or otherwise or with which such Indemnitee may be or may have been threatened, while acting in any capacity set forth herein or thereafter by reason of such Indemnitee having acted in any such capacity, except with respect to any matter as to which such Indemnitee shall have been adjudicated not to have acted in good faith in the reasonable belief that such Indemnitee's action was in the best interest of the Fund and furthermore, in the case of any criminal proceeding, so long as such Indemnitee had no reasonable cause to believe that the conduct was unlawful; provided, however, that (1) no Indemnitee shall be indemnified hereunder against any liability to the Fund or its shareholders or any expense of such Indemnitee arising by reason of (i) willful misfeasance, (ii) bad faith, (iii) gross negligence or (iv) reckless disregard of the duties involved in the conduct of such Indemnitee's position (the conduct referred to in such clauses (i) through (iv) being sometimes referred to herein as "disabling conduct"), (2) as to any matter disposed of by settlement or a compromise payment by such Indemnitee, pursuant to a consent decree or otherwise, no indemnification either for said payment or for any other expenses shall be provided unless there has been a determination that such settlement or compromise is in the best interests of the Fund and that such Indemnitee appears to have acted in good faith in the reasonable belief that such Indemnitee's action was in the best interest of the Fund and did not involve disabling conduct by such Indemnitee and (3) with respect to any action, suit or other proceeding voluntarily prosecuted by any Indemnitee as plaintiff, indemnification shall be mandatory only if the prosecution of such action, suit or other proceeding by such Indemnitee was authorized by a majority of the full Board of Trustees of the Fund.

                        (b) The Fund shall make advance payments in connection with the expenses of defending any action with respect to which indemnification might be sought hereunder if the Fund receives a written affirmation of the Indemnitee's good faith belief that the standard of conduct necessary for indemnification has been met and a written undertaking to reimburse the Fund unless it is subsequently determined that such Indemnitee is entitled to such indemnification and if the trustees of the Fund determine that the facts then known to them would not preclude indemnification. In addition, at least one of the following conditions must be met: (A) the Indemnitee shall provide a security for such Indemnitee-undertaking, (B) the Fund shall be insured against losses arising by reason of any lawful advance, or (C) a majority of a quorum consisting of trustees of the Fund who are neither "interested persons" of the Fund (as defined in Section 2(a)(19) of the 1940 Act) nor parties to the proceeding ("Disinterested Non-Party Trustees") or an independent legal counsel in a written opinion, shall determine, based on a review of readily available facts (as opposed to a full trial-type inquiry), that there is reason to believe that the Indemnitee ultimately will be found entitled to indemnification.

                        (c) All determinations with respect to indemnification hereunder shall be made (1) by a final decision on the merits by a court or other body before whom the proceeding was brought that such Indemnitee is not liable or is not liable by reason of disabling conduct, or (2) in the absence of such a decision, by (i) a majority vote of a quorum of the Disinterested Non-Party Trustees of the Fund, or (ii) if such a quorum is not obtainable or, even if obtainable, if a majority vote of such quorum so directs, independent legal counsel in a written opinion. All determinations that advance payments in connection with the expense of defending any proceeding shall be authorized shall be made in accordance with the immediately preceding clause (2) above.

                  The rights accruing to any Indemnitee under these provisions shall not exclude any other right to which such Indemnitee may be lawfully entitled.

                  Section 11. Limitation on Liability.

                        (a) The Sub-Adviser will not be liable for any error of judgment or mistake of law or for any loss suffered by Sub-Adviser or by the Fund in connection with the performance of this Agreement, except a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services or a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its duties under this Agreement.

                        (b) Notwithstanding anything to the contrary contained in this Agreement, the parties hereto acknowledge and agree that, as provided in Section 5.4 of Article V of the Amended and Restated Agreement and Declaration of Trust of the Fund, this Agreement is executed by the Trustees and/or officers of the Fund, not individually but as such Trustees and/or officers of the Fund, and the obligations hereunder are not binding upon any of the Trustees or shareholders of the Fund individually, but bind only the estate of the Fund.

                  Section 12. Duration and Termination. This Agreement shall become effective as of the date hereof and, unless sooner terminated with respect to the Fund as provided herein, shall continue in effect for a period of two years. Thereafter, if not terminated, this Agreement shall continue in effect with respect to the Fund for successive periods of 12 months; provided that such continuance is specifically approved at least annually by both (a) the vote of a majority of the Fund's Board of Trustees or the vote of a majority of the outstanding voting securities of the Fund at the time outstanding and entitled to vote, and (b) the vote of a majority of the Trustees who are not parties to this Agreement or interested persons of any party to this Agreement, cast in person at a meeting called for the purpose of voting on such approval. Notwithstanding the foregoing, this Agreement may be terminated by the Fund at any time, without the payment of any penalty, upon giving the Sub-Adviser 60 days' written notice (which notice may be waived by the Sub-Adviser); provided that such termination by the Fund shall be directed or approved by the vote of a majority of the Trustees of the Fund in office at the time or by the vote of the holders of a majority of the voting securities of the Fund at the time outstanding and entitled to vote, or by the Sub-Adviser on 60 days' written notice (which notice may be waived by the Fund). This Agreement will also immediately terminate in the event of its assignment. (As used in this Agreement, the terms "majority of the outstanding voting securities," "interested person" and "assignment" shall have the meanings provided such terms in the 1940 Act and the rules thereunder.)

                  Section 13. Notices. Any notice under this Agreement shall be in writing to the other party at such address as the other party may designate from time to time for the receipt of such notice and shall be deemed to be received on the earlier of the date actually received or on the fourth day after the postmark if such notice is mailed first class postage prepaid.

                  Section 14. Amendment of this Agreement. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought. Any amendment of this Agreement shall be subject to the 1940 Act.

                  Section 15. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware for contracts to be performed entirely therein without reference to choice of law principles thereof and in accordance with the applicable provisions of the 1940 Act.

                  Section 16. Miscellaneous. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding on, and shall inure to the benefit of the parties hereto and their respective successors.

                  Section 17. Counterparts. This Agreement may be executed in counterparts by the parties hereto, each of which shall constitute an original counterpart, and all of which, together, shall constitute one Agreement.




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                  IN WITNESS WHEREOF, the parties hereto have caused the
foregoing instrument to be executed by their duly authorized officers, all as of the day and the year first above written.


                                    ADVANTAGE ADVISERS MULTI-SECTOR FUND I


                                    By:  /s/ Howard M. Singer
                                         ---------------------------------------
                                         Name: Howard M. Singer
                                         Title:  Chairman


                                    ADVANTAGE ADVISERS, L.L.C.


                                    By:  /s/ Howard M. Singer
                                         ---------------------------------------
                                         Name: Howard M. Singer
                                         Title: Managing Director



                                    ALKEON CAPITAL MANAGEMENT, LLC


                                    By:  /s/ Panayotis Sparaggis
                                         ---------------------------------------
                                         Name:  Panayotis Sparaggis
                                         Title: